UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2012

DUKE ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32853	20-2777218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 South Tryon Street, Charlotte, North Carolina 28202-4200

(Address of Principal Executive Offices, including Zip code)

(704) 382-3853

(Registrant’s telephone number, including area code)

DUKE ENERGY INDIANA, INC.

(Exact Name of Registrant as Specified in its Charter)

Indiana	1-3543	35-0594457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Main Street, Plainfield, Indiana 46168

(Address of Principal Executive Offices, including Zip code)

(704) 382-3853

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On December 27, 2012, the Indiana Utility Regulatory Commission (the “IURC”) approved a settlement agreement finalized in April 2012, by and among Duke Energy Indiana, Inc. (the “Company”), the Office of Utility Consumer Counselor, the Duke Energy Indiana Industrial Group and Nucor Steel — Indiana, on the cost increase for the construction of the Edwardsport clean coal gasification plant.  The agreement, as approved, caps costs to be reflected in customer rates at $2.595 billion, including estimated financing costs through June 30, 2012.  The Company was allowed to recover AFUDC after June 30 until customer rates are revised, with such recovery decreasing to 85% on AFUDC accrued after November 30, 2012.

The IURC modified the settlement agreement as previously agreed to by the parties to (1) require the Company to credit customers for cost control incentive payments which the IURC found to be unwarranted as a result of delays that arose from project cost overruns and (2) provide that if the Company should recover more than the project costs absorbed by Duke Energy Corporation’s shareholders through litigation, any surplus must be returned to the Company’s Indiana ratepayers.

The project is scheduled to be in commercial operation by mid-2013.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: December 27, 2012	By:	/s/ Steven K. Young
	Name:	Steven K. Young
	Title:	Vice President, Chief Accounting Officer and Controller

DUKE ENERGY INDIANA, INC.

Date: December 27, 2012	By:	/s/ Steven K. Young
	Name:	Steven K. Young
	Title:	Vice President, Chief Accounting Officer and Controller